Issuer Free Writing Prospectus dated February 18, 2025

Filed pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus dated February 6, 2025

Registration No. 333-277725

Jyong Biotech Ltd. Fqbruary 2025

Disclaimer

This presentation has been prepared by Jyong Biotech Ltd. (the "Company") solely for informational purposes. The information included herein in this presentation has not been independently verified. No representations, warranties or undertakings, express or implied, are made by the Company or any of its affiliates, advisers or representatives or the underwriters as to, and no reliance should be placed upon, the accuracy, fairness, completeness or correctness of the information or opinions presented or contained in this presentation. By viewing or accessing the information contained in this presentation, you acknowledge and agree that none of the Company or any of its affiliates, advisers or representatives or the underwriters accept any responsibility whatsoever (in negligence or otherwise) for any loss howsoever arising from any information presented or contained in this presentation or otherwise arising in connection with the presentation. The information presented or contained in this presentation is subject to change without notice and its accuracy is not guaranteed. None of the Company or any of its affiliates, advisers or representatives or the underwriters make any undertaking to update any such information subsequent to the date hereof. This presentation should not be construed as legal, tax, investment or other advice.

The Company has filed a registration statement on Form F-1 with the SEC relating to the proposed public offering of its securities in the United States, but the registration statement has not yet become effective. The proposed offering of the Company's securities to be made in the United States will be made solely on the basis of the information contained in the prospectus included in such registration statement, as amended. Any decision to purchase the Company's securities in the proposed offering should be made solely on the basis of the information contained in the prospectus.

Before you invest, you should read the preliminary prospectus in the registration statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about our company and the offering. You may get these documents for free by visiting EAGAR on the SEC website at http://www.sec.gov/. The preliminary prospectus, as amended, is available on the SEC website at https://www.sec.gov/Archives/edgar/data/1954488/000121390025010915/ea0200696-20.htm .

This presentation contains market and industry data related statements that reflect the Company's intent, beliefs or current expectations about the future. These statements can be recognized by the use of words such as "expects," "plans," "will," "estimates," "projects," "intends," or words of similar meaning. These forward-looking statements are not guarantees of future performance and are based on a number of assumptions about the Company's operations and other factors, many of which are beyond the Company's control, and accordingly, actual results may differ materially from these forward-looking statements. Caution should be taken with respect to such statements and you should not place undue reliance on any such forward-looking statements. The Company or any of its affiliates, advisers or representatives or the underwriters has no obligation and does not undertake to revise forward-looking statements to reflect newly available information, future events or circumstances.

This presentation does not constitute an offer to sell or an invitation to purchase or subscribe for any securities of the Company for sale in the United States or anywhere else. No part of this presentation shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. Specifically, these materials do not constitute a "prospectus" within the meaning of the U.S. Securities Act of 1933, as amended, and the regulations enacted thereunder. This presentation does not contain all relevant information relating to the Company or its securities, particularly with respect to the risks and special considerations involved with an investment in the securities of the Company and is qualified in its entirety by reference to the detailed information in the prospectus relating to the proposed offering. Any decision to purchase the Company's securities in the proposed offering should be made solely on the basis of the information contained in the prospectus relating to the proposed offering.

The Company currently reports financial results under U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, costs and expenses. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates. Please refer to the prospectus where necessary for a description of our significant accounting policies.

THE INFORMATION CONTAINED IN THIS DOCUMENT IS HIGHLY CONFIDENTIAL AND IS BEING GIVEN SOLELY FOR YOUR INFORMATION AND ONLY FOR YOUR USE IN CONNECTION WITH THIS PRESENTATION. THE INFORMATION CONTAINED HEREIN MAY NOT BE COPIED, REPRODUCED, REDISTRIBUTED, OR OTHERWISE DISCLOSED, IN WHOLE OR IN PART, TO ANY OTHER PERSON IN ANY MANNER.

Any forwarding, distribution or reproduction of this presentation in whole or in part is unauthorized.

By viewing, accessing or attending this presentation, you agree not to remove these materials, or any materials provided in connection herewith, from the conference room where such documents are provided. You agree further not to photograph, copy or otherwise reproduce this presentation in any form or pass on this presentation to any other person for any purpose, during the presentation or while in the conference room. You must return this presentation and all other materials provided in connection herewith to the Company upon completion of the presentation.

Jyong Biotech Ltd. | Page 2

Preliminary Offering Summary

Issuer	• Jyong Biotech Ltd.
Listing / Ticker	• Nasdaq Global Market/ MENS
Offering Type	• Initial Public Offering (In Progress)
Shares Offered	• 2,352,941 ordinary shares (before exercising over-allotment option)
Over-Allotment Option	• 352,941 ordinary shares (15% of base offering)
Price Range	• $7.5 - $8.5 per share
Use of Proceeds	• Approximately 40.0% to fund the additional Phase III trials of MCS-2 (API-2) and the new drug application of MCS-2; • approximately 25.0% to fund earlier phase trials if we are unable to demonstrate comparability; • approximately 10.0% to fund the Phase II trial of PCP; • approximately 5.0% to fund the Phase I clinical trial of IC; • approximately 20.0% for general corporate purposes.
Lock-up	• Directors and officers and holders of more than 5% of our outstanding shares: twelve (12) months; • Holders of less than 5% of our outstanding shares: six (6) months
Underwriter	Joseph Stone Capital, LLC
Transfer Agent	Transhare Corporation

Please see offering documents for further risks and disclosure. There is no guarantee that any specific outcome will be achieved. Investment may be speculative, illiquid and there a risk of loss.

Jyong Biotech Ltd. | Page 3

Table of contents 01 Company Overview - Core Products 02 Industry Overview – Potential market 03 Investment Highlights section section section 06 05 04 Appendix Financials Growth Strategies section section section Jyong Biot Q ch Ltd. | Pag Q 4

Company Overview - Core Products 01 Jyong Biot Q ch Ltd. | Pag Q 5

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

We Are a Science-Driven Biotech Company Based in Taiwan

- Specialize in the treatment of urinary system diseases
- Committed to developing and commercializing innovative and differentiated new drugs
- Focus on the markets of the U.S., the EU and Asia (primarily Taiwan and mainland China)



Jyong Biotech Ltd. | Page 6

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Core Drug Candidate Pipeline

- We have three new drug candidates: MCS-2, PCP, and IC.
- They target the treatment of benign prostate hyperplasia/lower urinary tract symptoms (BPH/LUTS), prevention of prostate cancer, and treatment of interstitial cystitis, respectively.

01

MCS-2*

- MCS-2 is a botanical new drug candidate for BPH/LUTS.
- It contains patented active ingredients derived from botanical raw materials and is developed using chylomicron technology.



02

PCP

- With similar active ingredients as MCS-2, PCP targets the prevention of prostate cancer.

03

IC

- IC is also an important drug candidate that utilizes nanocarriers to enhance bioavailability for intravenous and intravesical administration.
- It is associated with bladder pain symptoms and chronic pain disorders.

*The API-1 that the company used for MSC-2 clinical trials is currently unavailable, and the Company has not officially engaged a supplier for API-2, which, in the Company's view, is may be sufficiently comparable to API-1. As of this date, the Company is still in the process of providing the information required by the U.S.FDA and has not yet completed the comparability of API-1 and API-2.

Jyong Biotech Ltd. | Page 7

Jyong

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

20 Years of Experience in New drugs R&D

Key Functionalities of Drug Development

- Early-stage drug discovery and development
- Clinical trials
- Regulatory affairs
- Preparation of Manufacturing & Commercialization

Validated R&D Capabilities and Propietary Platform

Healthy pipeline of drug candidates at clinical stage and preclinical stage
Treatment for:

- Benign prostate hyperplasia/lower urinary tract symptoms (BPH/LUTS)
- Prostate cancer prevention
- Interstitial cystitis

Jyong Biotech Ltd. | Page 8

Company Overview Industry Overview Investment Highlights Growth Strategies Financials In - house Capabilities to Manufacture Drug Candidates • Yilan L Q tz Q r Pharmac Q utical Factory authoriz Q d by TFDA to conduct drug manufacturing, packaging, laboratory op Q rations, transportation and storag Q Jyong Biot Q ch Ltd. | Pag Q 9

Industry Overview – Potential market for MCS - 2 02 Jyong Biot Q ch Ltd. | Pag Q 10

Jyong

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Addressable Market Potentials

- The world's growing and aging population is driving increased healthcare demand and expenditure
- The aging population reached 747.5 million in 2021, a 15.0% increase from 2017. People over 55 years old totalled 14,374.6 million in 2020, growing at 2.3% annually
- Global healthcare expenditure is projected to reach $8,877.1 billion in 2026
- The global pharmaceutical market reached $1,401.2 billion in 2021 and is expected to reach $1,791.1 billion by 2026, with a 5.1% compound annual growth rate (CAGR)

Global Pharmaceutical Market Size

USD Billion, 2017-2026E

CAGR	2017-2021	2021-2026E
Total	3.8%	5.1%
Chemical Drug	2.3%	2.5%
Bio-Drug	9.0%	12.0%


Chemical drugs
Bio-Drugs
1,208.4
1,266.7
1,324.5
1,298.8
1,401.2
1,474.7
1,557.2
1,638.7
1,718.8
1,797.1
968.8
1,005.6
1,038.0
1,000.9
1,062.8
1,094.0
1,127.7
1,155.6
1,177.8
1,200.3
239.6
261.1
286.4
297.9
338.4
380.7
429.4
483.1
541.1
596.8
2017
2018
2019
2020
2021
2022E
2023E
2024E
2025E
2026E

Source: Frost & Sullivan

Jyong Biotech Ltd. | Page 11

Jyong

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Global BPH Drugs Market

- Global BPH prevalence rose from 88.4 million in 2017 to 94.2 million in 2020, a 6.5% increase
- BPH drugs market grew from $3.7 billion in 2017 to $4.1 billion in 2020, projected to reach $9.8 billion in 2026
- Factors driving market growth include aging population, rising obesity rates, and increased patient awareness
- In the US, BPH prevalence reached 4.7 million in 2020, with the market expected to reach $5.5 billion in 2026
- In China, BPH prevalence grew from 18.8 million in 2017 to 21.1 million in 2020, with the market projected to reach $1.2 billion in 2026

Global Prevalence Case of Benign Prostatic Hyperplasia
Million, 2017-2026E

CAGR	2017-2021E	2021E-2026E
Global Prevalence Case of Benign Prostatic Hyperplasia	2.4%	3.3%


88.4
94.0
91.2
94.2
97.3
100.5
103.8
107.2
110.8
114.4
2017
2018
2019
2020
2021E
2022E
2023E
2024E
2025E
2026E

Global Benign Prostatic Hyperplasia Drugs Market
USD Billion, 2017-2026E

CAGR	2017-2021E	2021E-2026E
Global Benign Prostatic Hyperplasia Drugs Market	4.6%	17.2%


3.7
3.6
3.9
4.1
4.4
4.8
5.1
6.6
8.2
9.8
2017
2018
2019
2020
2021E
2022E
2023E
2024E
2025E
2026E

Source: Frost & Sullivan

Jyong Biotech Ltd. | Page 12

Company Overview Industry Overview Investment Highlights Growth Strategies Financials Jyong Biot Q ch Ltd. | Pag Q 13 Sourc Q : Frost & Sullivan Global PCP Drugs Market - Pr Q val Q nc Q incr Q as Q d from 10.0 million (2017) to 11.2 million (2020) globally (3.9% CAGR) - Mark Q t siz Q : $12.6 billion (2019), proj Q ct Q d $23.1 billion (2026) - U.S. pr Q val Q nc Q : 3.4 million (2017) to 3.7 million (2019) (4.0% CAGR). Mark Q t: $11.0 billion (2026) - China pr Q val Q nc Q : 0.2 million (2017) to 0.3 million (2018) (26.4% CAGR). Mark Q t: $3.8 billion (2026) - PSA abnormal populations incr Q as Q d from 5.0 million to 5.3 million (2015 - 2020) in th Q U.S., Taiwan, and China Prostate Cancer Risk • Ag Q incr Q as Q s prostat Q canc Q r risk • G Q n Q tic factors contribut Q to 58% of cas Q s

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Market Drivers

Innovation of BPH drugs

Increase in Elderly Male Population

Increase in Obese Population

Entry Bariers

Sales Network Barrier

· Hospital coverage

· Depth of network influences doctors' medication habits

Brand Barrier

· Product uniqueness
· Low substitutability
· Patient loyalty

Capital Barrier

· Knowledge intensive and high-tech
· Significant investment in R&D, review and approval of drugs

Future Trends

1. Shift from marketing-focused to value-focused: pharma companies must prioritize R&D and innovation over excessive marketing expenses to drive industry growth
2. Increasing demand for botanical drugs: natural product trends will boost the need for plant-derived medications, but ensuring consistent quality control presents challenges for FDA approval
3. Aging population as market driver: research and investment in diseases affecting the elderly, such as BPH, will grow, attracting pharmaceutical and medical device companies to expand their product offerings

Jyong Biotech Ltd. | Page 14

Investment Highlights 03 Jyong Biot Q ch Ltd. | Pag Q 15

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Innovative New Drug (Plant-derived) Candidate Developed For BPH/LUTS

MCS-2 (BPH/LUTS Treatment)

- BPH/LUTS is a common urinary tract disease in middle-aged men. Currently, there are several drugs to treat BPH/LUTS, however, only about 60-70 percent of patents treated can have symptom improved. Therefore, current BPH/LUTS treatments have unmet medical needs on efficacy and safety.
- We are now forming commercialization strategies for MCS-2 in specific markets.
- Our management team is actively pursuing partnerships with potential marketing teams worldwide.


Normal Prostate
Enlarged Prostate

Jyong Biotech Ltd. | Page 16

Safety Issues: Current BPH/LUTS

Pharmacologic Class	Chemical Name	Manufacturer	Adverse Effects
alpha-1 adrenergic blockers	Tamsulosin	Astellas Pharma (Japan)	Orthostatic hypotension, ejaculation disorder, nasal congestion, malaise, syncope, tachycardia, nausea, indigestion/gastralgia, diarrhea. **An increased association with cardiac failure /** *The Journal Of Urology, May, 2021*
	Silodosin	Kissei (Japan)	
	Alfuzosin	Sanofi-Aventis (France)	
	Doxazosin	Pfizer (USA)	
	Terazosin	Abbott Laboratories (USA)	
5α-reductase inhibitors	Finasteride	MERCK & CO., INC (USA)	Decreased libido, ejaculation disorder, gynecomastia, may increase the risk of prostate cancer **5-alpha reductase inhibitors (5-ARIs) may increase the risk of a more serious form of prostate cancer (high-grade prostate cancer)**/ US FDA Drug Safety Communication: Safety Announcement June 9, 2011 **An increased association with cardiac failure**/ The Journal Of Urology, May, 2021
	Dutasteride	GSK (UK)	

Jyong Biotech Ltd. | Page 17

US Phase III Clinical Trials * MCS-2 (API-1) 15 mg/day MCS-2 (API-1) 30 mg/day Placebo Total N=42 N (%) N=156 N (%) N=76 N (%) N=274 N (%) Adverse Event (AE) 16 (38.1) 59 (37.8) 33 (43.4) 108 (39.4) Related AE 6 (14.3) 21 (13.5) 14 (18.4) 41 (15.0) Serious Adverse Event (SAE) 0 (0.0) 1 (0.6) 2 (2.6) 3 (1.1) Taiwan Phase III Clinical Trials * MCS-2 (API-1) 30 mg/day Placebo Total N=182 N (%) N=89 N (%) N=271 N (%) Adverse Event (AE) 67 (36.8) 39 (43.8) 106 (39.1) Related AE 9 (4.9) 6 (6.7) 15 (5.5) 5Serious Adverse Event (SAE) 2 (1.1) 2 (2.2) 4 (1.5) Incidence of AEs/SAEs of MCS-2 Phase III clinical trials Using API-1 ✓ Safety Profiles: Incidence of MCS-2® related AEs much lower than that of Placebo Jyong Biotech Ltd. | Page 18 * The API-1 is currently unavailable, and the Company has not officially engaged a supplier for API-2, which, in the Company's view, is may be sufficiently comparable to API-1. As of this date, the Company is still in the process of providing the information required by the U.S.FDA and has not yet completed the comparability of API-1 and API-2.

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Diverse Drug Portfolio And Validated R&D Capabilities

MCS-2

Invention patents

31 invention patents in 19 territories.

Trademarks

58 trademarks in more than 46 territories.

Innovative Proprietary R&D Platform

Discovery, Research and Development	Cross-disciplinary expertise: chemistry, biology, pharmacology, toxicology, clinical research etc.
R&D Center Spans a Gross Floor Areas of over 1,000 sqm	Cooperation with preeminent academic researchers and institutions.

- Drive innovation of BPH drugs and market growth
- R&D expenses were US$499,000 for the six months ended June 30, 2024, and US$538,000 during the same period in 2023.

Jyong Biotech Ltd. | Page 19

Jyong
Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Key Issued Invention Patents in Multiple Territories

Patent*	Country (Owned Patent number)	Expiration date of patent right
Invention	Taiwan	~2034/12
Invention	South Korean	~2034/12
Invention	Singapore	~2034/12
Invention	US	~2034/12
Invention	US	~2034/12
Invention	Canada	~2034/12
Invention	China	~2034/12
Invention	Japan	~2034/12
Invention	Malaysia	~2034/12
Invention	Philippines	~2034/12
Invention	Russia	~2034/12
Invention	Saudi Arabia	~2034/12
Invention	Israel	~2034/12
Invention	Indonesia	~2034/12
Invention	Macao	~2034/12
Invention	Hong Kong	~2034/12
Invention	Vietnam	~2034/12
Invention	Thailand	~2034/12
Invention	India	~2034/12
Invention	European	Accepted applications

*Composition of matter (medical grade ingredients)

Jyong Biotech Ltd. | Page 20

Jyong

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Integrated In-house Capabilities That Well Position Us For Pharmaceutical Innovation From Bench To Bedside

Our lead candidate, MCS-2, is a plant-derived drug specifically designed for treating benign prostatic hyperplasia (BPH) and lower urinary tract symptoms (LUTS), addressing an unmet medical need in middle-aged men.

Ongoing FDA engagement regarding our new drug development program, we are committed to advancing MCS-2.

Our pipeline includes three promising drug candidates targeting urinary system diseases, including MCS-2 for BPH/LUTS, PCP for prostate cancer prevention, and IC for interstitial cystitis, all leveraging our proprietary botanical drug development platform.

Our integrated research and development platform, located in New Taipei, Taiwan, enables efficient drug discovery and development, supported by partnerships with leading academic institutions and a strong patent portfolio.

We maintain in-house capabilities across drug development stages, from discovery to commercialization, ensuring quality control and effective resource management while building sales and marketing strategy for market entry.

Our experienced management team brings significant expertise to build a complete commercialization infrastructure.

Jyong Biotech Ltd. | Page 21

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Highly Experienced Management Leads R&D



Chairwoman and CEO

Fu-Feng Kuo

- Director since December 2018
- Chairwoman of the board of directors and CEO
- Founder of Health Ever Bio-Tech Co., Ltd.
- Chairwoman and CEO of Genvace Biotechnology Co., Ltd. (since 2021)
- Chairwoman and CEO of Zhao Jian Fu Co., Ltd. (since 2011)
- Over 30 years of R&D experience in botanical products and new drugs
- Active involvement in preclinical studies and clinical trials, including Phase III trials on MCS-2
- Established Panatoz Corporation, an international healthcare product and plant raw material trading company
- Holds a master's degree in business management from Dominican University of California
- Qualified for the board with extensive executive leadership experience and knowledge of new drug R&D and corporate operations



Director nominee and CTO nominee

Fenglin Hsu

- Director and chief technology officer
- Chief technology officer of Health Ever Bio-Tech Co., Ltd. since July 2021
- Expert in natural medicinal chemistry research and R&D of Chinese herbal medicine
- Former deputy editor-in-chief for Journal of Food and Drug Analysis
- Experience in biotechnology medicine management
- Professor at Taipei Medical College (now Taipei Medical University)
- Holds a Ph.D. and master's degree in pharmaceutical sciences from Kyushu University, Japan
- Qualified pharmacist in Taiwan
- Highly qualified for the board with extensive experience in biotechnology and drug development

Jyong Biotech Ltd. | Page 22

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Management Team with Great Vision



CFO nominee

Alfred Ying

- Over 20 years of capital markets experience
- Expertise in corporate finance, capital raising, finance, and accounting
- Currently CFO of Health Ever Bio-Tech Co., Ltd. since July 2022 (previously held from November 2018 to November 2020)
- Former chief strategy officer of BlueCity Holdings Limited
- Former CFO of iFresh, Inc.
- Previous roles in investor relations and equity research
- Holds master's degrees in business administration and mechanical engineering
- Highly qualified with extensive financial and industry experience



Chief Scientific Officer nominee

Angela Su

- Currently CSO of Health Ever Bio-Tech Co., Ltd. since December 2020
- Former clinical assistant professor at Taipei Medical University (2007-2020)
- Previous role as project manager of the Clinical Trials Centre at Taipei Municipal Wan Fang Hospital (2008-2009)
- Holds a diploma in aromatherapy, a bachelor's degree in pharmacy, and a Doctor of Pharmacy degree
- Certified clinical aromatherapist and registered member of aromatherapy associations
- Holistic health counsellor certified by the Institute for Integrative Nutrition
- Registered pharmacist in Massachusetts and qualified pharmacist in Taiwan
- Highly qualified with expertise in clinical research and holistic health practices and drug development

Jyong Biotech Ltd. | Page 23

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Board Directors

Hung-Shu Fan



Independent Director nominee

- Professor and associate dean at Fu Jen Catholic University
- Independent director of Taiwan Semiconductor Co., Ltd. and Tigerair Taiwan Co., Ltd.
- Former member of listing review committees and CPA examination review committee
- Extensive experience as a lecturer, associate professor, and department head
- Holds an MBA and Ph.D. in accounting from National Taiwan University
- Recognized with awards for outstanding talent in accounting research
- Highly qualified with expertise in accounting and experience as an independent director

Pang-Chief Chi



Independent Director nominee

- Chief of Chi's Surgical Urology Medical Clinic
- Over 50 years of medical experience
- Expertise in urology, surgery, and family medicine
- Physician-in-charge of urology at Taipei Tzuchi Hospital since 2007
- Former director at Zuoying Naval General Hospital and Shuntian Hospital
- Holds a bachelor's degree in medicine
- Active in free clinics and medical welfare activities
- Recipient of multiple awards in Taiwan
- Highly qualified with extensive experience in urology and other medical fields

Ming Tsan Hsu



Independent Director nominee

- Deputy chairman of the board at Joyear Construction Co., Ltd.
- Supervisor of Duennien Construction Co., Ltd.
- Previous roles in construction companies
- Holds master's degrees in business management, management (Ph.D.), and law (Ph.D.)
- Former deputy director of Taiwan Innovative Business Management Association
- Qualified with experience in corporate management and academic background in law and management

Jyong Biotech Ltd. | Page 24

Growth Strategies 04 Jyong Biot Q ch Ltd. | Pag Q 25

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

MCS-2 Commercialization

Advance clinical development of MCS-2 for regulatory approval and commercialization

- Strategize regulatory approaches for U.S. and Taiwan approval
- Built Yilan Letzer Pharmaceutical Factory for manufacturing
- Strengthen team and seek commercial partnerships
- Received several letters of intent to pursue licensing relationships with global pharmaceutical companies
- Discussions underway for licensing opportunity in the U.S.
- Aim to maximize commercial value and global use of MCS-2

- Dedicated sales and marketing team for pipeline drug candidates, including MCS-2
- Experienced team in Taiwan, seeking local pharmaceutical partnerships in other territories
- Senior product manager leading MCS-2 strategies
- Positive feedback from U.S. survey among urologists and payers
- Physician-targeted marketing with key opinion leaders
- Direct communication to highlight clinical aspects
- Academic events to raise brand awareness
- Pursuing licensing with global pharmaceutical companies



Jyong Biotech Ltd. | Page 26

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Advance Development for Other Drug Candidates

Leverage differentiated approaches for drug candidates towards regulatory approvals

- Focus on clinical trials of PCP and IC
- PCP is our new botanical drug candidate developed for the prevention of prostate cancer
- Plan for potential cooperation with international pharmaceutical companies for phase III trials
- Preclinical studies underway for IC
- R&D team developing new small molecule drugs

Deepen pipeline in existing therapeutic areas with new drugs

- Anchor therapeutic focus areas with competitive drug products and expand around them
- Foster talent growth and recruit high-quality individuals to support research and development efforts
- Collaborate with exceptional partners and select programs with strong scientific basis and compelling clinical data
- Pursue novel combination approaches with existing portfolio and collaborations while continuously build portfolio with innovative drugs to set new standards of care in target markets

Jyong Biotech Ltd. | Page 27

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Build Commercial Infrastructure

Approximately 80% of the proceeds raised from our IPO will be used for new drug trials and application

- 65%, 10% and 5% will be allocated to MCS-2, PCP and IC, respectively



- Maximize patient reach for future products, specifically MCS-2
- Establish dedicated salesforce in the U.S., EU, and Asia (Taiwan and mainland China)
- Explore co-commercialization strategies with strategic partners globally
- Received interest from renowned pharmaceutical companies for distribution and licensing rights of MCS-2
- Emphasize early integration of medical, regulatory, and commercial preparations in the launch approach

Jyong Biotech Ltd. | Page 28

Financials 05 Jyong Biot Q ch Ltd. | Pag Q 29

Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Selected Financial Information (Unaudited)


USD Thousand
Cash
$1,718
$99
Half Year Ended 06/2023
Half Year Ended 06/2024


USD Thousand
Total Operating Expenses
$1,109
$951
Half Year Ended 06/2023
Half Year Ended 06/2024

**Fiscal year ends December 31*

Jyong Biotech Ltd. | Page 30

Jyong
Company Overview | Industry Overview | Investment Highlights | Growth Strategies | Financials

Research and Development Expenses

	Six months ended June 30,			
	2023		2024	
(in US$ thousands, except percentages)	**US$**	**%**	**US$**	**%**
Contracted research expenses and clinical trial expenses	159	30	135	27
Payroll	216	40	188	38
Depreciation	56	10	53	11
Consultancy and professional service fees	3	1	6	1
Other expenses	104	19	117	23
Total	**538**	**100**	**499**	**100**

- This table sets forth a breakdown of the major components of our research and development expenses in absolute amounts and as a percentage of our total research and development expenses for the six months ended June 30, 2023 and 2024.
- We expect research and development costs to continue to increase for the foreseeable future as we continue to support and advance the clinical trials of our drug candidates, including MCS-2, PCP and IC.

**Fiscal year ends December 31*

Jyong Biotech Ltd. | Page 31

APPENDIX – UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (in thousand US$) As of June 30, 2024 As of December 31, 2023 Unaudited Audited ASSETS Current Assets 96 $ 177 $ Cash 3 1,565 R Q strict Q d cash 101 97 Pr Q paym Q nts and oth Q r curr Q nt ass Q ts 200 1,839 Total current assets 6,240 6,409 Total non - current assets 6,440 $ 8,248 $ TOTAL ASSETS LIABILITIES AND SHAREHOLDERS’ EQUITY Current liabilities 11,934 14,258 Total current liabilities 29,432 28,063 Total non - current liabilities 41,366 42,321 TOTAL LIABILITIES ) (34,926) (34,073 Total shareholders’ deficit 6,440 $ 8,248 $ TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT Jyong Biot Q ch Ltd. | Pag Q 32

APPENDIX – UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in thousand US$) For the six months ended June 30, 2024 2023 Unaudited Unaudited Operating expenses ) (499 $ ) (538 $ R Q s Q arch and d Q v Q lopm Q nt ) (21) (22 S Q lling and mark Q ting ) (431) (549 G Q n Q ral and administrativ Q ) (951) (1,109 Total operating expenses ) (951) (1,109 Loss from operations ) (375) (633 Total other expenses, net ) (1,326) (1,742 Loss before income tax — — Incom Q tax Q xp Q ns Q ) (1,326) (1,742 Net loss Other comprehensive income 473 124 For Q ign curr Q ncy translation adjustm Q nts, n Q t of nil tax ) (853 $ ) (1,618 $ Total comprehensive loss Net loss per share: ) Jyong Biot Q ch Ltd. | Pag Q 33 (0.02 $ ) (0.02 $ Basic and Dilut Q d Weighted average shares outstanding (in thousands): 71,567 71,567 Basic and Dilut Q d

APPENDIX – UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousand US$)

	For the six months ended June 30,			
		2023		2024
		Unaudited		Unaudited
Cash flows from operating activities				
Net loss	$	(1,742)	$	(1,326)
Net cash used in operating activities		(1,292)		(2,773)
Cash flows from investing activities				
Proceeds from maturity of time deposits		95		—
Net cash provided by investing activities		95		—
Net cash provided by financing activities		713		1,142
Effects of exchange rate changes on cash and restricted cash		(72)		(12)
NET DECREASE IN CASH AND RESTRICTED CASH		(556)		(1,643)
CASH AND RESTRICTED CASH AT BEGINNING OF THE YEAR		2,274		1,742
CASH AND RESTRICTED CASH AT END OF THE PERIOD	$	1,718	$	99
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION				
Income taxes paid	$	—	$	—
Interest paid	$	104	$	110
Reconciliation to amount on consolidated balance sheets				
Cash	$	238	$	96
Restricted cash		1,480		3
TOTAL CASH AND RESTRICTED CASH	$	1,718	$	99

Jyong Biotech Ltd. | Page 34

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Company
Jyong Biotech Ltd.

services@hebiotech.com
+886 (2) 2732 5205
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Underwriter
Joseph Stone Capital, LLC
585 Stewart Avenue, Unit L60-C Garden City,
New York 11530
Tel: 888-302-5548
Email: corporatefinance@Josephstonecapital.com